Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-190505

Prospectus Supplement

(To the Prospectus Dated August 26, 2013)

1,200,000 Shares

Common Stock

We are offering 1,200,000 shares of our common stock, $0.10 par value per share, pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed and traded on The NASDAQ Capital Market, or “NASDAQ,” under the symbol “FLIC.” On May 4, 2016, the last reported price of our common stock on NASDAQ was $29.52 per share.

Investing in our common stock involves risks. Please carefully read the “Risk Factors” beginning on page S-10 of this prospectus supplement, and the documents incorporated by reference in this prospectus supplement, including the risk factors contained therein, for a discussion of certain factors that you should consider before making your investment decision.

	Per Share	Total
Public offering price	$29.00	$34,800,000
Underwriting discount	$1.55875	$1,870,500
Proceeds, before expenses, to The First of Long Island Corporation	$27.44125	$32,929,500

The shares of common stock are being offered through the underwriter on a firm commitment basis. We have granted the underwriter a 30-day option to purchase 180,000 additional shares of our common stock at the same price and on the same terms.

None of the Securities and Exchange Commission, any state securities commission, the Board of Governors of the Federal Reserve System or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy, completeness or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

These securities are not deposits, savings accounts, or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The underwriter expects to deliver the common stock through the facilities of The Depository Trust Company against payment on or about May 10, 2016.

SANDLER O’NEILL + PARTNERS, L.P.

The date of this prospectus supplement is May 4, 2016.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”) has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and Sandler O’Neill is not, making an offer to sell our securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein, is accurate as of their respective dates. However, our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates. This prospectus supplement supersedes the accompanying prospectus to the extent it contains information that is different from or in addition to the information in that prospectus.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters, and also updates and adds to the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about us, our common stock and other securities that we may offer from time to time, some of which may not apply to this offering. You should read this prospectus supplement and the accompanying prospectus with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Generally, when we refer to this “prospectus” we mean this prospectus supplement together with the accompanying prospectus.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Unless we specifically state otherwise, the information in this prospectus supplement assumes no exercise of Sandler O’Neill’s option to purchase additional shares of our common stock.

We are offering to sell shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus supplement, unless otherwise expressly stated or the context otherwise requires, the terms “we,” “us,” the “Company,” and “our” refer to The First of Long Island Corporation and our subsidiaries on a consolidated basis. References to the “Bank” refer to The First National Bank of Long Island, our wholly-owned subsidiary through which we conduct all of our business, and its subsidiaries.

Currency amounts in this prospectus supplement and the accompanying prospectus are stated in U.S. dollars.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make statements in this prospectus and the documents incorporated into it by reference that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). These forward-looking statements include statements of goals; intentions and expectations; estimates of risks and of future costs and benefits; assessments of probable loan losses; assessments of market risk; and statements of the ability to achieve financial and other goals. Forward-looking statements are typically identified by words such as “would,” “should,” “could,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties which may change over time. Forward-looking statements speak only as of the date they are made. We do not assume any duty and do not undertake to update our forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that we anticipated in our forward-looking statements and future results could differ materially from historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; fluctuations in the market price of our common stock; changes in interest rates; changes in deposit flows and in the demand for deposit and loan products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; our ability to retain key members of management; changes in legislation, regulation, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties. We provide greater detail regarding some of these factors in the “Risk Factors” section of this prospectus supplement and the accompanying prospectus, and in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, including the section captioned “Risk Factors” of those reports. Our forward-looking statements may also be subject to other risks and uncertainties, including those that we may discuss elsewhere in other documents we file with the Securities and Exchange Commission (“SEC”) from time to time.

You should not place undue reliance on these forward-looking statements, which reflect our expectations only as of the date of this prospectus supplement. Except as required by applicable laws or regulations, we do not assume any duty and do not undertake any obligation to update or revise our forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that we anticipated in our forward-looking statements and future results could differ materially from historical performance.

PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information you should consider before making a decision to invest in the securities offered by this prospectus. You should read this summary together with the entire prospectus supplement, including the section entitled “Risk Factors” on page S-10, the accompanying prospectus, and the other documents that are incorporated by reference in this prospectus supplement, including our financial statements and the notes thereto and management’s discussion and analysis thereof, before making an investment decision.

General

The First of Long Island Corporation, a one-bank holding company, was incorporated on February 7, 1984, for the purpose of providing financial services through its wholly-owned subsidiary, The First National Bank of Long Island.

The Bank was organized in 1927 as a national banking association under the laws of the United States of America.

The Bank has two wholly owned subsidiaries: The First of Long Island Agency, Inc., a licensed insurance agency under the laws of the State of New York; and FNY Service Corp., an investment company. The Bank and FNY Service Corp. jointly own another subsidiary, The First of Long Island REIT, Inc., a real estate investment trust.

We have historically served the financial needs of privately owned businesses, professionals, consumers, public bodies and other organizations primarily in Nassau and Suffolk Counties, Long Island, New York and the boroughs of New York City. Our principal business consists of attracting business and consumer checking deposits, money market deposits, time deposits and savings deposits and investing those funds in commercial and residential mortgage loans, commercial loans, home equity loans, and investment securities. Our loan portfolio is primarily comprised of loans to borrowers on Long Island and in the boroughs of New York City, and our real estate loans are principally secured by properties located in those geographic areas. Our investment securities portfolio is primarily comprised of direct obligations of the U.S. government and its agencies and highly rated obligations of states and political subdivisions. We have an Investment Management Division that provides investment management, pension trust, personal trust, estate and custody services.

The Bank’s revenues are derived principally from interest on loans and investment securities, service charges and fees on deposit accounts and income from investment management and trust services. At March 31, 2016, we had total assets of $3.2 billion, total deposits of $2.6 billion and total stockholders’ equity of $260.4 million.

Our principal executive offices are located at 10 Glen Head Road, Glen Head, New York 11545, and our telephone number is (516) 671-4900. Our Internet address is https://www.fnbli.com. The information contained on our website should not be considered part of this prospectus supplement or the accompanying prospectus, and the reference to our website does not constitute incorporation by reference of the information contained on the website. Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page S-17 of this prospectus supplement.

Key Initiatives and Strategy

Loan Growth. Total loans grew at a compounded annual growth rate (“CAGR”) of 20.0% during the five-year period ended December 31, 2015 and totaled $2.3 billion at March 31, 2016. The loan growth occurred largely in commercial mortgages, residential mortgages and commercial and industrial loans, which grew at CAGRs of 19.9%, 24.3% and 19.0%, respectively. One of our key strategic initiatives has been to increase earnings by making loans a larger portion of the overall balance sheet and securities a smaller portion. This strategy has resulted in our net loan to deposit ratio more closely resembling that of our national bank holding company peer group (as published by the Federal Reserve System). Our ratio was 89.3% at March 31, 2016 and 97.2% and 89.8% at December 31, 2015 and 2014, respectively. The ratio for our national peer group, which consists of all bank holding companies having assets between $3 billion and $10 billion, was 89.9% and 87.9% at year-end 2015 and 2014, respectively.

In addition to improving earnings through loan growth, we are also seeking to improve earnings and manage concentration risk through diversification within our real estate loan portfolio and through diversification into loans that are not secured by real estate. Approximately one-third of the growth in our commercial and industrial portfolio during 2015 resulted from our recent small business credit scored loan initiative. These loans are originated using the most conservative score card and are generally made to small businesses that have less than $2 million in annual sales at the time of application. Most are in the form of revolving credit lines and, depending on the type of business, the maximum loan amount generally ranges from $150,000 to $400,000. We are also using credit scoring to issue small business credit cards. Other loan diversification initiatives include originating or purchasing equipment financing loans and, during 2016, we intend to begin originating loans under the Small Business Administration’s 7(a) and Express loan programs.

We expect that loan growth will continue to come from the marketing efforts of our personnel and, with respect to commercial and residential real estate loans, the strong relationships we have developed and continue to develop with brokers and correspondents. All loans originated through brokers and correspondents are underwritten by our personnel. In growing and diversifying the loan portfolio, we will continue to target loans we believe to be of lower risk within the categories of loans we have chosen to emphasize.

We intend to fund our loan growth with a combination of deposit growth and term borrowings. We believe that term borrowings will mitigate the earnings impact if interest rates increase.

Deposit Growth. Total deposits grew at a CAGR of 12.1% during the five-year period ended December 31, 2015. The growth of nonmaturity deposits, particularly checking deposits, remains a key strategic initiative. In addition to checking deposits, nonmaturity deposits include savings, NOW and money market deposits. As in the past, we expect that future deposit growth will come largely from our continued expansion of the Bank’s branch distribution system and new and expanded business and municipal banking relationships. These factors are further described under “Prospectus Supplement Summary—Financial Strength and Stability—Branch Distribution” and “ —Municipal Banking Relationships” in this prospectus supplement.

Recruiting and Retaining Superior Talent. We continue to focus on recruiting talented executive management, lending, commercial banking, marketing, branch, and back-office teams. Our recruiting efforts target individuals who have significant relevant experience in their discipline, a loyal customer following and strong references. We believe that our good reputation in our marketplace and successful track record in terms of profitability and growth have worked to our advantage in this regard.

Noninterest Income. Our noninterest income comes largely from our Investment Management Division, service charges on deposit accounts, merchant services, debit, credit and ATM cards and a variety of other services we perform including, but not limited to, the sale of mutual funds and annuities. One of our strategic objectives is to grow noninterest income by expanding existing services, adding new products and services and potentially acquiring fee-based businesses. In this regard we have worked to develop a sales culture to take advantage of cross-sell opportunities with our existing customers. In addition, we have considered and will continue to consider the acquisition of businesses that could complement our banking business and add to noninterest income. Over the five-year period ended December 31, 2015, our aggregate fees from merchant services, debit cards and ATM transactions, three of our key noninterest income initiatives, have grown at a CAGR of 16.6%, or from $386,000 in 2010 to $834,000 in 2015.

Financial Strength and Stability

Loan Quality. Our management team places strong emphasis on credit quality. At March 31, 2016, our nonaccrual loans totaled $1.3 million, or 0.06% of total loans, and loans past due 30 to 89 days totaled $265,000, or 0.01% of total loans. In addition, our net chargeoffs have not exceeded 0.16% of average total loans in any of the last five calendar years. We attribute the lack of significant delinquencies and chargeoffs to conservative underwriting standards, strong credit administration practices, comprehensive loan review, the categories of loans within which we lend, the affluent nature of the geographic areas we serve and our diligent ongoing efforts to identify and address problems early. In recent years, we enhanced our credit risk management by building a more robust credit department and strengthening our written underwriting policies and loan review function. In approving new loans, we generally require a loan to value ratio of 75% or less, a FICO score of 700 or better, a debt service coverage ratio of 1.25X or better and a stressed debt service coverage ratio of 1.0X or better.

Investment Securities Portfolio. Our management team also places strong emphasis on the credit quality of our securities portfolio. Our investment securities portfolio is comprised almost exclusively of residential mortgage-backed securities and municipal securities. The mortgage securities in our portfolio are backed by mortgages underwritten on conventional terms, with 69% of these securities at December 31, 2015 being full faith and credit obligations of the U.S. government and the balance being obligations of U.S. government sponsored entities. The municipal securities in our portfolio principally consist of high quality, general obligation securities rated AA or better by major rating agencies. In selecting municipal securities for purchase, we use credit agency ratings for screening purposes only and then perform our own credit analysis. On an ongoing basis, we periodically assess the credit strength of the municipal securities in our portfolio and make decisions to hold or sell based on such assessments. We have no trust preferred securities in our portfolio or subordinated debt instruments of other financial institutions. We have not had nor do we currently have any impaired securities.

Branch Distribution. Our Bank is one of the largest commercial banks headquartered on Long Island, where we generally operate in densely populated areas with a mix of personal, business and municipal banking customers. The physical size of our branches and our typical staff count are relatively small compared to many of our competitors in recognition of the fact that branch foot traffic has declined dramatically as an ever increasing number of electronic banking channels have been introduced and developed. Although electronic banking channels have given us the ability to service customers with small branches, we believe that branch presence is necessary to acquire customers in our target market segments, which include small businesses with annual sales of $500,000 to $10 million, middle market businesses with annual sales of $10 million to $100 million, professionals (i.e. doctors, lawyers, dentists, CPAs), municipalities and service conscious retail customers. The rightsizing of our branches has enabled us to maximize revenue and minimize the initial investment and ongoing costs associated with providing our various products and services.

In addition to rightsizing our branches, we have avoided a one-size-fits-all strategy with respect to the types of branches we offer. We generally utilize conventional full service offices in areas on Long Island and the borough of Queens where there is a traditional mix of personal and business banking customers. We have commercial banking offices in markets where there is a high concentration of professional practices and other commercial businesses. These branches, which generally have shorter hours and even smaller footprints than our full service branches, provide the equivalent of private banking to our business customers. As a result of lower personnel and overhead costs, these offices can be profitable providing personalized service to a limited number of business customers. Additionally, we employ two select service banking centers to provide a private banking atmosphere in markets where there is a high concentration of retail customers.

We have been opening two to four new branches per year, and now have 44 branches located in Nassau and Suffolk Counties, Long Island and the boroughs of Queens and Manhattan. As we move forward, we plan to continue opening branches at the same pace as we have in the past. In addition to filling voids in our Nassau and Suffolk County branch distribution system, Queens and Brooklyn will be geographies of focus. We opened two branches in Queens in the latter part of 2015 and will open a branch in Bay Ridge, Brooklyn later this year. Both of these boroughs of New York City have high concentrations of customers in our targeted market segments.

Municipal Banking Relationships. In addition to expanding our branch distribution system, in recent years we have also focused on growing our municipal deposit business. We generally seek to establish municipal deposit relationships consisting of 15% to 20% noninterest-bearing checking balances, with the remainder being stable interest-bearing balances. One significant factor that has contributed to our success in growing this business is that many larger banks are reducing their municipal deposit relationships because of concerns over liquidity. As of March 31, 2016, we do business with more than 125 municipalities accounting for approximately $471.4 million, or 18.4%, of our total deposits.

Customer Service and Branding. We believe that we differentiate ourselves from our competition by providing superior, personalized service. We continue to make significant investments in our technology platform in order to provide our employees with the tools necessary to better serve our customers and enable us to cross-sell the various products and services we offer. In addition, we have worked on a branding campaign to become commonly known as the Bank “Where Everyone Knows Your Name®.”

THE OFFERING

Issuer	The First of Long Island Corporation, a New York corporation.

Common Stock Offered	1,200,000 shares of common stock, $0.10 par value per share.(1)

Common Stock Outstanding after this Offering	15,476,877 shares, based on 14,276,877 shares outstanding as of May 4, 2016.(2)

Net Proceeds to us	We estimate that our net proceeds from this offering will be approximately $32.5 million (or $37.5 million if Sandler O’Neill exercises in full its option to purchase additional shares), after deducting the underwriting discount and estimated offering expenses payable by us.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including support for organic growth and financing possible acquisitions of branches or fee-based businesses. See “Use of Proceeds” on page S-12 of this prospectus supplement.

Market and Trading Symbol for the Common Stock	Our common stock is listed and traded on NASDAQ under the symbol “FLIC.”

Risk Factors	Investing in our common stock involves risks. You should carefully consider the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. In particular, we urge you to consider carefully the factors set forth under “Risk Factors” beginning on page S-10 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement before making a decision to invest in our common stock.

(1)	Excludes Sandler O’Neill’s option to purchase 180,000 additional shares of our common stock.
(2)	Excludes 210,378 shares subject to outstanding compensatory stock options having a weighted average exercise price of $16.00 per share, 173,607 shares issuable pursuant to performance and service-based restricted stock units issued and outstanding, 186,917 shares reserved for issuance pursuant to our dividend reinvestment and stock purchase plan and 180,000 shares subject to Sandler O’Neill’s purchase option granted in this offering.

SUMMARY OF SELECTED FINANCIAL DATA

The following table(s) sets forth selected consolidated financial information for the Company as of and for each of the five years ended December 31, 2015 (which, other than our financial ratios, has been derived from our audited consolidated financial statements), and as of March 31, 2016 and for the three month periods ended March 31, 2016 and 2015. You should read this table together with the consolidated financial information contained in our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 that have been filed with the SEC and are incorporated by reference in this prospectus supplement. Information as of March 31, 2016 and for the three-month periods ended March 31, 2016 and 2015, other than our financial ratios, has been derived from our unaudited interim consolidated financial statements and includes, in the opinion of management, all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the information therein. The results of operations for the three months ended March 31, 2016 are not necessarily indicative of the results that may be expected for the full 2016 year or any future period.

	At March 31, 2016	At December 31,
		2015	2014	2013	2012	2011
	(Unaudited)
	(In thousands)
Balance Sheet Data:
Total assets	$3,234,376	$3,130,343	$2,721,494	$2,399,892	$2,108,290	$2,022,407
Loans	2,309,152	2,248,183	1,804,819	1,477,937	1,147,384	985,859
Allowance for loan losses	27,524	27,256	23,221	20,848	18,624	16,572
Deposits	2,556,003	2,284,675	1,985,025	1,782,128	1,633,076	1,502,868
Borrowed funds	401,022	557,214	481,486	395,463	248,634	309,727
Stockholders’ equity	260,436	250,936	233,303	206,556	205,370	189,347

	At or For the Three Months Ended March 31,		At or For the Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(Unaudited)
	(Dollars in thousands, except per share amounts)
Income Statement Data:
Interest income	$25,107	$22,058	$92,135	$81,976	$74,851	$76,229	$76,312
Interest expense	4,406	4,252	16,529	15,048	12,364	16,127	17,567
Net interest income	20,701	17,806	75,606	66,928	62,487	60,102	58,745
Provision for loan losses	253	411	4,317	3,189	2,997	3,628	4,061
Net income	7,430	6,485	25,890	23,014	21,300	20,393	19,457

Per Share Data:
Basic earnings	$0.52	$0.47	$1.85	$1.67	$1.56	$1.52	$1.48
Diluted earnings	0.52	0.46	1.83	1.65	1.55	1.51	1.46
Cash Dividends Declared	0.20	0.19	0.78	0.72	0.68	0.64	0.60
Dividend Payout Ratio	38.46%	41.30%	42.62%	43.64%	43.87%	42.38%	41.10%
Book Value	$18.32	$17.19	$17.78	$16.80	$15.06	$15.21	$14.35
Tangible Book Value	18.31	17.17	17.76	16.78	15.05	15.19	14.34

At or For the Three Months Ended March 31,	At or For the Year Ended December 31,
2016	2015	2015	2014	2013	2012	2011
(Unaudited)
(Dollars in thousands)
Average Balance Sheet Data:
Total assets	$3,168,991	$2,765,341	$2,897,548	$2,515,103	$2,240,139	$2,057,608	$1,852,611
Loans	2,268,449	1,845,809	1,990,823	1,584,198	1,286,227	1,073,046	947,309
Allowance for loan losses	27,703	23,518	24,531	21,554	19,847	18,098	15,013
Deposits	2,420,476	2,028,684	2,215,883	1,922,172	1,747,888	1,578,233	1,439,647
Borrowed Funds	474,678	477,564	419,372	347,946	272,737	257,392	226,382
Stockholders’ equity	257,096	235,979	243,330	224,585	203,125	200,137	174,458

Financial Ratios(1):
Return on average assets	0.94%	0.95%	0.89%	0.92%	0.95%	0.99%	1.05%
Return on average stockholders’ equity	11.62%	11.15%	10.64%	10.25%	10.49%	10.19%	11.15%
Average stockholders’ equity to average assets	8.11%	8.53%	8.40%	8.93%	9.07%	9.73%	9.42%

Asset Quality Ratios:
Nonaccrual Loans	$1,313	$1,588	$1,435	$1,704	$4,496	$4,098	$3,211
Nonaccrual Loans/Loans	0.06%	0.08%	0.06%	0.09%	0.30%	0.36%	0.33%
Net Chargeoffs / Average Loans	0.00%	0.01%	0.01%	0.05%	0.06%	0.15%	0.16%
Allowance for Loan Losses as a Percentage of Total Loans	1.19%	1.25%	1.21%	1.29%	1.41%	1.62%	1.68%
Allowance for Loan Losses as a Multiple of Nonaccrual Loans	21.0	x	14.9	x	19.0	x	13.6	x	4.6	x	4.5	x	5.2	x

(1)	Annualized.

RISK FACTORS

Investing in our common stock involves risks. Before you decide to invest in our common stock, you should carefully consider all of the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors described below and those incorporated by reference from our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as updated by our Quarterly Reports on Form 10-Q and other filings we make with the SEC. Please refer to “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement for discussions of these other filings. In addition to the material risks and uncertainties described in those documents and in this prospectus supplement, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. If any of these risks and uncertainties actually occur, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected. This could cause the market price of our common stock to decline, and you could lose all or part of your investment. This prospectus supplement and the accompanying prospectus are qualified in their entirety by those risk factors.

Risks Related to this Offering and Ownership of Our Common Stock

Historically, the price of our common stock has fluctuated significantly, which may make it difficult for you to resell shares of common stock at prices you find attractive.

Historically, our stock price has fluctuated significantly. For example, in 2015, the high sales price per share of our common stock on NASDAQ was $31.92 and the low sales price per share was $22.81. We expect that the market price of our common stock will continue to fluctuate and there can be no assurances about the market prices for our common stock, which may make it difficult for you to resell shares of common stock at prices you find attractive.

Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control. In addition to matters discussed in other risk factors contained or incorporated by reference herein, these factors include:

•	Actual or anticipated quarterly fluctuations in our results of operations, cash flows and financial condition;

•	Changes in expectations as to our future financial performance or buy/sell recommendations of securities analysts;

•	Speculation in the press or investment community regarding stock prices generally or relating to our reputation or the financial services industry;

•	Strategic actions by us or our competitors, such as acquisitions, restructurings, dispositions, financings and operating business practices;

•	Fluctuations in the stock price and operating results of our competitors;

•	Sales of our equity or equity-related securities;

•	Proposed or adopted regulatory changes or developments;

•	Anticipated or pending investigations, proceedings or litigation that involve or affect us;

•	Changes in global financial markets and global economies and general market conditions, such as interest or foreign exchange rates, stock, commodity or real estate valuations or volatility and other geopolitical, regulatory or judicial events; and

•	General market conditions and, in particular, developments related to market conditions for the financial services industry.

We may issue additional equity or equity-related securities, or engage in other transactions which dilute our book value or affect the priority of the common stock, which may adversely affect the market price of our common stock.

Our board of directors may determine from time to time to issue additional shares of our common stock or other equity or equity-related securities. Except as described under “Underwriting,” we are not restricted from issuing additional shares of common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. Because our decision to issue equity or equity-related securities in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future issuances, or the prices, if any, at which any such issuances may be effected. Such issuances could be dilutive to common stockholders and could reduce the market price of our common stock. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. New investors also may have rights, preferences and privileges that are senior to, and that adversely affect, our then current common stockholders. If we raise additional capital by selling debt or preferred equity securities, upon liquidation, holders of our debt securities and shares of preferred stock, and lenders with respect to other borrowings, will receive distributions of our available assets prior to the holders of our common stock.

We may reduce or eliminate the cash dividend on our common stock.

Holders of our common stock are only entitled to receive such cash dividends as our board of directors, in its sole and absolute discretion, may declare out of funds legally available for such payments. Although we have historically declared cash dividends on our common stock and currently have no plans or intentions to reduce or eliminate our cash dividends, we are not required to declare cash dividends and could reduce or eliminate our common stock cash dividends in the future. This could adversely affect the market price of our common stock. Our ability to pay dividends on our common stock may also be subject to our compliance with covenants in any future debt agreements. Moreover, the issuance of any preferred stock or debt in the future may affect our ability to pay dividends on our common stock unless all interest on such debt or dividends on any such preferred stock have been paid in full. Also, as a bank holding company, our ability to declare and pay dividends is dependent on certain federal regulatory considerations including the guidelines of the Federal Reserve Board regarding capital adequacy and dividends. See “Market for Our Common Stock and Our Dividend Policy” for more information.

An investment in our common stock is not an insured deposit and is not guaranteed by the Federal Deposit Insurance Corporation, so you could lose some or all of your investment.

Our common stock is not a bank deposit and, therefore, is not insured against loss by the Federal Deposit Insurance Corporation (“FDIC”) or any other public or private entity. Investment in our common stock is inherently risky for the reasons described in this “Risk Factors” section, elsewhere in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference in this prospectus, and is also subject to the same market forces that affect the common stock in any company. As a result, if you acquire our common stock, you may lose some or all of your investment.

Substantial regulatory limitations on changes of control and anti-takeover provisions in our certificate of incorporation and bylaws may make it more difficult for you to receive a change in control premium.

With certain limited exceptions, federal regulations prohibit a person or company or a group of persons deemed to be “acting in concert” from, directly or indirectly, acquiring more than 10% (5% if the acquiror is a bank holding company) of any class of our voting stock or obtaining the ability to control in any manner the election of a majority of our directors or otherwise direct the management or policies of our company without prior notice or application to and the approval of the Federal Reserve Board.

In addition, our certificate of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of stockholders that might discourage future takeover attempts, including our Shareholder Protection Rights Plan. See “Description of the Securities—Description of Common Stock—Anti-Takeover

Effects of Certain Provisions of Our Certificate of Incorporation Our Bylaws and Federal and State Law” in the accompanying prospectus.

Risks Relating to Our Business

For risks associated with our business and industry, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, and our Quarterly Report on Form 10-Q for the period ended March 31, 2016, which are incorporated in this prospectus supplement by reference, as the same may be updated from time to time prior to the completion of this offering by our future filings under the Securities Exchange Act of 1934 (the “Exchange Act”).

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $32.5 million (or $37.5 million if Sandler O’Neill exercises its option to purchase additional shares in full) after deducting the underwriting discount and estimated expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, including support for organic growth and financing possible acquisitions of branches or fee-based businesses.

CAPITALIZATION

The following table shows our capitalization as of March 31, 2016 on an actual basis and on an as adjusted basis to give effect to the receipt of the net proceeds from this offering.

	March 31, 2016
	Actual	As Adjusted(1)
	(Dollars in thousands, except per share data)
Stockholders’ Equity
Common stock ($0.10 par value; 40,000,000 shares authorized; 14,212,354 shares issued and outstanding at March 31, 2016; 15,412,354 shares issued and outstanding, as adjusted(1)	$1,421	$1,541
Surplus	58,914	91,339
Retained earnings	189,646	189,646
Accumulated other comprehensive income	10,455	10,455
Total stockholders’ equity	260,436	292,981

The First of Long Island Corporation Capital Ratios
Total capital to risk weighted assets	14.21%	15.89%
Tier I capital to risk weighted assets	12.95%	14.64%
Common equity Tier 1 capital to risk weighted assets	12.95%	14.64%
Tier I capital to average assets	7.92%	8.96%

(1)	The number of common shares to be outstanding after the offering is based on actual shares outstanding as of March 31, 2016, and assumes that 1,200,000 shares of common stock are sold in the offering and that the underwriter’s option to purchase additional shares is not exercised. In addition, the number of common shares to be outstanding on an as adjusted basis excludes, as of March 31, 2016, 213,862 shares subject to outstanding compensatory stock options having a weighted average exercise price of $15.97 per share, 180,599 shares issuable pursuant to performance and service-based restricted stock units issued and outstanding, and 240,964 shares reserved for issuance pursuant to our dividend reinvestment and stock purchase plan.

MARKET FOR OUR COMMON STOCK AND OUR DIVIDEND POLICY

Our common stock is listed on NASDAQ under the symbol “FLIC.” As of May 4, 2016, we had 14,276,877 shares of common stock outstanding, held of record by approximately 676 stockholders of record. The number of stockholders of record includes banks and brokers who act as nominees, each of whom may represent more than one shareholder. On May 4, 2016, the closing price of our common stock was $29.52 per share.

The following table sets forth, for the periods indicated, the high and low sales prices per share for the common stock as reported on NASDAQ and the cash dividends declared per common share, for the periods shown.

	High	Low	Dividend Declared
Quarter Ended:
June 30, 2016 (through May 4, 2016)	$31.94	$27.09	—
March 31, 2016	$30.50	$26.14	$0.20

December 31, 2015	$31.92	$26.04	$0.20
September 30, 2015	$28.74	$22.81	$0.20
June 30, 2015	$28.94	$23.98	$0.19
March 31, 2015	$28.37	$23.25	$0.19

December 31, 2014	$29.28	$22.32	$0.19
September 30, 2014	$26.77	$22.22	$0.19
June 30, 2014	$28.15	$22.48	$0.17
March 31, 2014	$28.58	$24.47	$0.17

The amount of future dividends, if any, will be determined by our board of directors in its sole and absolute discretion and will depend on our historical and anticipated earnings, liquidity and financial condition, regulatory capital levels, applicable law and regulation and other factors considered by the board of directors to be relevant. In addition, the payment of cash dividends on the common stock will depend upon the ability of the Bank to declare and pay dividends to us. The Bank’s ability to pay dividends will depend primarily upon its earnings, liquidity and financial condition, regulatory capital levels and need for funds, as well as applicable governmental policies. Even if we have earnings in an amount sufficient to pay dividends, the Bank’s board of directors may determine to retain earnings for the purpose of funding growth or increasing capital levels.

There are various legal limitations with respect to the Bank’s ability to pay dividends to us and our ability to pay dividends to stockholders. Under the New York Business Corporation Law, we may pay dividends on our outstanding shares except if we are insolvent or would be made insolvent by the dividend. Under federal banking law, the prior approval of the Federal Reserve Board and the Office Comptroller of the Currency (the “OCC”) may be required in certain circumstances prior to the payment of dividends by us or the Bank. A national bank may generally declare a dividend, without approval from the OCC, in an amount equal to its year-to-date net income plus the prior two years’ net income that is still available for dividends. The OCC has the authority to prohibit a national bank from paying dividends if such payment is deemed to be an unsafe or unsound practice. In addition, as a depository institution the deposits of which are insured by the FDIC, the Bank may not pay dividends or distribute any of its capital assets while it remains in default on any assessment due to the FDIC. The Bank currently is not (and never has been) in default under any of its obligations to the FDIC.

The Federal Reserve Board has issued a policy statement regarding the payment of dividends by bank holding companies. In general, the Federal Reserve Board’s policy provides that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the bank holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. The Federal Reserve Board has the authority to prohibit us from paying dividends if such payment is deemed to be an unsafe or unsound practice.

DESCRIPTION OF OUR COMMON STOCK

Please refer to “Description of the Securities—Description of Common Stock” in the accompanying prospectus for a summary description of our common stock being offered hereby, including the following: dividends, voting rights, events of liquidation, no preemptive rights, redemption and anti-takeover effects of certain provisions of our certificate of incorporation, our bylaws and federal and state laws.

We are authorized to issue 40,000,000 shares of common stock, par value $0.10 per share. As of May 4, 2016, we had 14,276,877 shares of common stock outstanding. As of May 4, 2016, there were also 210,378 shares of common stock subject to outstanding compensatory stock options having a weighted average exercise price of $16.00 per share, 173,607 shares of common stock issuable pursuant to performance and service-based restricted stock units issued and outstanding, and 186,917 shares of common stock reserved for issuance pursuant to our dividend reinvestment and stock purchase plan.

UNDERWRITING

We are offering the shares of our common stock described in this prospectus supplement in an underwritten offering through Sandler O’Neill. We have entered into an underwriting agreement with Sandler O’Neill with respect to the common stock being offered. Subject to the terms and conditions contained in the underwriting agreement, Sandler O’Neill has agreed to purchase, at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement, all of the shares of common stock being offered by this prospectus supplement.

The underwriting agreement provides that Sandler O’Neill’s obligations to purchase shares of our common stock depends on the satisfaction of the conditions contained in the underwriting agreement, including:

•	the representations and warranties made by us are true and our agreements have been performed;

•	there is no material adverse change in or affecting our business, financial condition, stockholders’ equity, liquidity, results of operations or prospects; and

•	we deliver customary closing documents.

Subject to these conditions, Sandler O’Neill is committed to purchase and pay for all shares of our common stock offered by this prospectus supplement, if any such shares are taken. However, Sandler O’Neill is not obligated to take or pay for the shares of our common stock covered by its purchase option described below, unless and until such option is exercised.

Purchase Option. We have granted Sandler O’Neill an option, exercisable no later than 30 days after the date of the underwriting agreement, to purchase up to an aggregate of 180,000 additional shares of common stock at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement. We will be obligated to sell these shares of common stock to Sandler O’Neill to the extent such option is exercised.

Commissions and Expenses. Sandler O’Neill proposes to offer our common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at the public offering price less a concession not in excess of $0.93525 per share. After the public offering of our common stock, Sandler O’Neill may change the offering price, concessions and other selling terms.

The following table shows the per share and total underwriting discount that we will pay to Sandler O’Neill and the proceeds we will receive before expenses. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares of our common stock.

	Per Share	Total Without Exercise of Purchase Option	Total With Exercise of Purchase Option
Public offering price	$29.00	$34,800,000	$40,020,000
Underwriting discount	$1.55875	$1,870,500	$2,151,075
Proceeds to us before expenses	$27.44125	$32,929,500	$37,868,925

We estimate that the total expenses of this offering, exclusive of the underwriting discount, will be approximately $385,000, and are payable by us.

Indemnity. We have agreed to indemnify Sandler O’Neill, and persons who control Sandler O’Neill, against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments that Sandler O’Neill may be required to make in respect of these liabilities.

Lock-Up Agreement. We, and each of our directors and executive officers, have agreed, for a period of 90 days after the date of this prospectus supplement, not to, without the prior written consent of Sandler O’Neill, directly or indirectly offer, pledge, sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, file, or cause to be filed, any registration statement under the Securities Act of 1933 with respect to any of the foregoing or enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether such transaction would be settled by delivery of common stock or other securities, in cash or otherwise.

Stabilization. In connection with this offering, Sandler O’Neill may engage in stabilizing transactions, over-allotment transactions and syndicate covering transactions.

•	Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress.

•	Over-allotment transactions involve sales by Sandler O’Neill of shares of common stock in excess of the number of shares Sandler O’Neill is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by Sandler O’Neill is not greater than the number of shares that it may purchase in its purchase option. In a naked short position, the number of shares involved is greater than the number of shares in its purchase option. Sandler O’Neill may close out any short position by exercising its purchase option and/or by purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of common stock in the open market after this offering has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, Sandler O’Neill will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which it may purchase shares through exercise of its purchase option. If Sandler O’Neill sells more shares than could be covered by exercise of its purchase option and, therefore, has a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if Sandler O’Neill is concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in this offering.

These stabilizing transactions and syndicate covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor Sandler O’Neill make any representation or prediction as to the effect that the transactions described above may have on the market price of our common stock. These transactions may be effected on the NASDAQ, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making. In connection with this offering, Sandler O’Neill and selected dealers, if any, who are qualified market makers on the NASDAQ, may engage in passive market making transactions in our common stock on the NASDAQ in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 permits passive market making activity by the participants in this offering. Passive market making may occur before the pricing of this offering or before the commencement of offers or sales of our common stock. Each passive market maker must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for the security. If all independent bids are lowered below the bid of the passive market maker, however, the bid must then be lowered when purchase limits are exceeded. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when that limit is reached. Sandler O’Neill and other dealers are not required to engage in passive market making and may end passive market making activities at any time.

Our Relationship with the Underwriter. Sandler O’Neill and some of its affiliates have performed and expect to continue to perform financial advisory and investment banking services for us in the ordinary course of their respective businesses, and may have received, and may continue to receive, compensation for such services.

Our common stock is being offered by Sandler O’Neill, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for Sandler O’Neill and other conditions.

TRANSFER AGENT

The Transfer Agent for our common stock is Continental Stock Transfer & Trust Company.

LEGAL MATTERS

The validity of the shares of common stock offered hereby and selected other legal matters in connection with the offering will be passed upon for us by the law firm of Luse Gorman, PC, Washington, DC. Sidley Austin LLP, New York, New York, will act as counsel to the underwriter.

EXPERTS

The consolidated financial statements of The First of Long Island Corporation as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and the effectiveness of The First of Long Island Corporation’s internal control over financial reporting as of December 31, 2015 have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in its report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov and on our website at https://www.fnbli.com. Information contained on our website or any other website is not incorporated by reference into and does not constitute part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus supplement. This prospectus summarizes material provisions of contracts and other documents that we refer you to. As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus includes additional information not contained in this prospectus. Because this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC prior to completion of this offering. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC prior to the completion of this offering, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC and any documents we file with the SEC in the future (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the completion of this offering.

SEC Filings	Period or Filing Date (as applicable)
Annual Report on Form 10-K	Year ended December 31, 2015

Quarterly Report on Form 10-Q	Quarter ended March 31, 2016

Current Reports on Form 8-K (in each case other than those portions under Item 2.02 or 7.01 of Form 8-K that are furnished rather than filed)	April 22, 2016; April 25, 2016; May 2, 2016

Portions of our proxy statement for the annual meeting of stockholders held on April 19, 2016 that have been incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2015

March 15, 2016

You may request a copy of these filings, at no cost, by writing or calling us at the following address:

Chief Accounting Officer

The First of Long Island Corporation

10 Glen Head Road

Glen Head, New York 11545

(516) 671-4900

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus supplement or in any of the materials that we have incorporated into this prospectus supplement. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

PROSPECTUS

$75,000,000

Common Stock

Debt Securities

Warrants

Purchase Contracts

Units

We may offer and sell from time to time up to an aggregate dollar amount of $75 million of shares of common stock; unsecured debt securities, which may consist of notes, debentures, or other evidences of indebtedness; purchase contracts; warrants to purchase other securities; and units consisting of any combination of the above securities. This prospectus provides you with a general description of the securities listed above. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.

Our common stock is traded on the Nasdaq Capital Market under the symbol “FLIC.”

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement and any applicable pricing supplement for those securities.

You should read this prospectus and any supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors,” on page 4 of this prospectus, in any prospectus supplement and in the documents we file with the SEC that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 26, 2013.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	a prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities and which may not include information relating to the prices of the securities being offered; and

•	if necessary, a pricing supplement, which describes the pricing terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	this prospectus.

We include cross-references in this prospectus and the prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the common stock, debt securities, warrants, purchase contracts, or units consisting of a combination of any of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $75 million. This prospectus provides you with a general description of the securities covered by it. Each time we offer these securities, we will provide a prospectus supplement and, if necessary, a pricing supplement, that will contain specific information about the terms of the offer. The prospectus supplement and any pricing supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to the “Company,” “we,” “us,” “our” or similar references mean The First of Long Island Corporation, and references to the “Bank” mean The First National Bank of Long Island, our wholly-owned subsidiary through which we conduct all of our business, and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

SEC Filings	Period or Filing Date (as applicable)
Annual Report on Form 10-K	Year ended December 31, 2012

Quarterly Reports on Form 10-Q (including any amendments thereto)	Quarters ended March 31 and June 30, 2013

Current Reports on Form 8-K (in each case other than those portions furnished under Item 2.02 or 7.01 of Form 8-K)	January 23, 2013; January 28, 2013; April 17, 2013

Portions of our proxy statement for the annual meeting of stockholders held on April 16, 2013 that have been incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2012

March 18, 2013

In addition, we also incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities covered by this prospectus until the completion of the distribution of such securities. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s Internet site at www.sec.gov . Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at:

Chief Accounting Officer

The First of Long Island Corporation

10 Glen Head Road

Glen Head, New York 11545

(516) 671-4900

In addition, we maintain a corporate website, www.fnbli.com . We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this Registration Statement.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make statements in this prospectus and the documents incorporated into it by reference that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). These forward-looking statements include statements of goals; intentions and expectations; estimates of risks and of future costs and benefits; assessments of probable loan losses; assessments of market risk; and statements of the ability to achieve financial and other goals. Forward-looking statements are typically identified by words such as “would,” “should,” “could,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties which may change over time. Forward-looking statements speak only as of the date they are made. We do not assume any duty and do not undertake to update our forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that we anticipated in our forward-looking statements and future results could differ materially from historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties, which could cause future results to vary from management’s current expectations as reflected in our forward looking statements: general economic conditions and trends, either nationally or locally; conditions in the securities markets; fluctuations in the trading price of our common stock; changes in interest rates; changes in deposit flows, and in the demand for deposit and loan products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; our ability to retain key members of management; changes in legislation, regulation, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties. We provide greater detail regarding some of these factors in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, including the section captioned “Risk Factors” of those reports. Our forward-looking statements may also be subject to other risks and uncertainties, including those that we may discuss elsewhere in other documents we file with the SEC from time to time.

You should not place undue reliance on these forward-looking statements, which reflect our expectations only as of the date of this prospectus. We do not assume any obligation to revise forward-looking statements except as may be required by law.

RISK FACTORS

Before making an investment decision, you should carefully consider, in light of your particular investment objectives and financial circumstances, the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, the prospectus supplement or any applicable pricing supplement. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

SUMMARY

This summary highlights information contained elsewhere in this prospectus or in the documents incorporated into this prospectus by reference. Because this is a summary, it may not contain all of the information that is important to you. Therefore, you should also read the more detailed information set forth in this prospectus or applicable prospectus supplement or pricing supplement, our consolidated financial statements, and the other information that is incorporated by reference in this prospectus, before making a decision to invest in our common stock.

General

The First of Long Island Corporation, a one-bank holding company, was incorporated on February 7, 1984, for the purpose of providing financial services through its wholly-owned subsidiary, The First National Bank of Long Island.

The Bank was organized in 1927 as a national banking association under the laws of the United States of America. The Bank has two wholly owned subsidiaries: The First of Long Island Agency, Inc. (“Agency”), a licensed insurance agency under the laws of the State of New York; and FNY Service Corp., an investment company. The Bank and FNY Service Corp. jointly own another subsidiary, The First of Long Island REIT, Inc., a real estate investment trust.

All of the financial operations of the Company are aggregated in one reportable operating segment. All revenues are attributed to and all long-lived assets are located in the United States. The Bank’s revenues are derived principally from interest on loans and investment securities, service charges and fees on deposit accounts and income from investment management and trust services. At June 30, 2013, we had total assets of $2.2 billion, deposits of $1.8 billion and total stockholders’ equity of $197.0 million.

Our principal executive offices are located at 10 Glen Head Road, Glen Head, New York 11545, and our telephone number is (516) 671-4900.

Services

The Bank has historically served the financial needs of privately owned businesses, professionals, consumers, public bodies and other organizations primarily in Nassau and Suffolk Counties, Long Island, New York and the boroughs of New York City. The Bank’s principal business consists of attracting business and consumer checking deposits, money market deposits, time deposits and savings deposits and investing those funds in commercial and residential mortgage loans, commercial loans, home equity loans, and investment securities.

The Bank’s loan portfolio is primarily comprised of loans to borrowers on Long Island and in the boroughs of New York City, and its real estate loans are principally secured by properties located in those geographic areas. The Bank’s investment securities portfolio is primarily comprised of direct obligations of the U.S. government and its agencies and highly rated obligations of states and political subdivisions. The Bank has an Investment Management Division that provides investment management, pension trust, personal trust, estate and custody services.

In addition to its loan and deposit products, the Bank offers other services to its customers including the following:

• Account Reconciliation Services	• Online Banking

• ATM Banking	• Payroll Services

• Bank by Mail	• Personal Money Orders

• Bill Payment	• Remote Deposit

• Cash Management Services	• Safe Deposit Boxes

• Collection Services	• Securities Transactions

• Controlled Disbursement Accounts	• Signature Guarantee Services

• Drive-Through Banking	• Telephone Banking

• Lock Box Services	• Travelers Checks

• Merchant Credit Card Services	• Investment Management and Trust Services

• Mutual Funds, Annuities and Life Insurance	• Wire Transfers and Foreign Cables

• Night Depository Services	• Withholding Tax Depository Services

Locations

The Bank’s main office is located in Glen Head, New York, and the Bank has 22 other full service offices on Long Island, eleven commercial banking offices on Long Island and in Manhattan and two select service banking centers on Long Island. The Bank continues to evaluate potential new branch sites on Long Island and in the boroughs of New York City.

Additional Information

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 1 of this prospectus.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges were as follows for the periods presented:

	Six Months Ended June 30, 2013	Year Ended December 31,
		2012	2011	2010	2009	2008
Ratios of Earnings to Fixed Charges:
Excluding interest on deposits	6.81	4.41	4.06	4.29	3.37	4.04
Including interest on deposits	3.28	2.53	2.35	2.38	1.88	2.03

For the purpose of computing the consolidated ratio of earnings to fixed charges, “earnings” consist of income before income taxes plus fixed charges. “Fixed charges” consist of interest on borrowings and one-third of rent expense, which approximates the interest component of rent expense. In addition, where indicated fixed charges includes interest on deposits. A statement setting forth details of the computation of the ratios of earnings to fixed charges is included as Exhibit 12.1 to the registration statement of which this prospectus is a part.

USE OF PROCEEDS

The Company intends to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. The Company’s general corporate purposes will likely include support for organic growth, and may also include, among other things: financing possible acquisitions of branches or other financial institutions; diversification into other banking-related businesses; extending credit to, or funding investments in, our subsidiaries; repaying, reducing or refinancing indebtedness; or repurchasing our outstanding common stock.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of the securities for general corporate purposes, we will use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies to support our growth, to fund our subsidiaries, or otherwise.

REGULATION AND SUPERVISION

As a registered bank holding company, we are regulated under the Bank Holding Company Act of 1956, as amended (“BHC Act”), and subject to inspection, examination and supervision by the Federal Reserve Board. In general, the BHC Act limits the business of bank holding companies to banking, managing or controlling banks, performing servicing activities for subsidiaries, and engaging in activities that the Federal Reserve has determined, by order or regulation, are so closely related to banking as to be a proper incident thereto under the BHC Act. The Corporation is also subject to the disclosure and regulatory requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as administered by the Securities and Exchange Commission (“SEC”). Our common stock is listed on the Capital Market tier of the NASDAQ Stock Market (“NASDAQ”) under the symbol “FLIC” and is subject to NASDAQ rules for listed companies.

As a national bank, the Bank is subject to regulation and examination by the Office of the Comptroller of the Currency (“OCC”), as well as the Federal Deposit Insurance Corporation (“FDIC”). Insured banks, such as the Bank, are subject to extensive regulation of many aspects of their business. These regulations relate to, among other things: (i) the nature and amount of loans that may be made by the Bank and the rates of interest that may be charged; (ii) types and amounts of other investments; (iii) branching; (iv) permissible activities; (v) capital requirements; and (vi) dealings with officers, directors and affiliates. The Bank’s deposit accounts are insured up to applicable limits by the FDIC under its Deposit Insurance Fund.

These regulatory authorities have extensive enforcement authority over the institutions that they regulate to prohibit or correct activities that violate law, regulation or a regulatory agreement or which are deemed to be unsafe or unsound banking practices. Enforcement actions may include the appointment of a conservator or receiver; the issuance of a cease and desist order; the termination of deposit insurance; the imposition of civil money penalties on the institution, its directors, officers, employees and institution-affiliated parties; the issuance of directives to increase capital; the issuance of formal and informal agreements; the removal of or restrictions on directors, officers, employees and institution-affiliated parties; and the enforcement of any such mechanisms through restraining orders or other court actions. Any change in laws and regulations, whether by the OCC, the FDIC, the Federal Reserve Board or through legislation, could have a material adverse impact on us, our operations and our stockholders.

Because we are a holding company, our rights and the rights of our creditors and the holders of the securities we are offering under this prospectus to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. In addition, dividends, loans and advances from the Bank to us are restricted by federal law.

For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and specific information relevant to us and the Bank, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2012, and any other subsequent reports filed by us with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the Deposit Insurance Fund that insures deposits of the Bank, rather than for the protection of security holders.

DESCRIPTION OF THE SECURITIES

This prospectus contains a summary of the common stock, debt securities, warrants, purchase contracts, and units that may be offered under this prospectus. The following summaries are not meant to be a complete description of each security. However, this prospectus, the prospectus supplement and the pricing supplement, if applicable, contain the material terms and conditions for each security. You should read these documents as well as the documents filed as exhibits to or incorporated by reference to this registration statement. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

Description of Common Stock

We are authorized to issue 20,000,000 shares of common stock, par value $0.10 per share. As of June 30, 2013, we had 9,083,546 shares of common stock outstanding. As of June 30, 2013, there were also outstanding 9,083,546 rights to purchase shares of common stock at a price of $75.00 per share, and 259,789 stock options and 70,790 restricted stock units issued under our equity compensation plans.

Each share of common stock currently outstanding has the same relative rights as, and is identical in all respects to, each other share of common stock. However, our Board of Directors has the power to allot shares of common stock not already allotted to any class or series, and to fix or alter the dividend rate, redemption price, liquidation price, conversion rights and the sinking or purchase fund rights of shares of any class or series.

Dividends

The holders of our common stock are entitled to receive and share equally in such dividends, if any, declared by the board of directors out of funds legally available therefor, subject to the allotment of a class or series of common stock with a fixed dividend rate. Under the New York Business Corporation Law, we may pay dividends on our outstanding shares except when the Company is insolvent or would be made insolvent by the dividend. In addition, we may pay dividends out of surplus only, so that our net assets remaining after such payment shall at least equal the amount of stated capital.

Voting Rights

The holders of our common stock are generally entitled to one vote per share. Holders of our common stock are entitled to cumulate their votes in the election of directors. This means that, for the election of directors, each share is entitled to a number of votes equal to the number of directors to be elected, and the holder of that share may cast all of such votes for a single director or may distribute them among the nominees for election, or for any two or more of them as such holder sees fit.

Liquidation

In the event of our liquidation, dissolution or winding up, the holders of our common stock would be entitled to receive, after payment or provision for payment of all our debts and liabilities, all of our assets available for distribution, subject to the allotment of a class or series of common stock with a fixed liquidation price.

No Preemptive Rights

Holders of our common stock are not entitled to preemptive rights with respect to any shares of any class of stock allotted or sold, or authorized after the date hereof, or to any obligations convertible into any class of the Company’s stock.

Redemption

The common stock is not subject to redemption, subject to the allotment of a class or series of common stock with a fixed redemption price.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation, Our Bylaws and Federal and State Law

Our certificate of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of shareholders that might discourage future takeover attempts. As a result, shareholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of our board of directors or management more difficult. The following discussion is qualified in its entirety by reference to our certificate of incorporation and bylaws, both of which are on file with the SEC, and to the applicable provisions of Federal or state law.

Business Combinations Prohibited by Our Certificate of Incorporation

Our certificate of incorporation prohibits any merger or other business combination between us and any major stockholder unless:

•	the business combination was approved by our Board of Directors prior to the time the major stockholder that is involved in the business combination became a major stockholder and by at least 70% of our outstanding voting stock; or

•	the major stockholder involved in the business combination sought and obtained the unanimous prior approval of our Board of Directors to become a major stockholder and the business combination is approved by a majority of our continuing directors and by at least 70% of our outstanding voting stock; or

•	the business combination is approved by at least 70% of our continuing directors and by at least 70% of our outstanding voting stock; or

•	the business combination is approved by at least 70% of our outstanding voting stock and by at least 70% of our outstanding voting stock beneficially owned by stockholders other than any major stockholder.

We define “major stockholder” in our certificate of incorporation as a person (together with any affiliate, associate or any other person with whom this person is acting in concert) who beneficially owns, or has the right to acquire, at least 10% of our voting stock. We define a “continuing director,” as a director who (i) was a director before the major stockholder became a major stockholder or (ii) was designated as a continuing director by existing continuing directors before that director is elected to the Board.

New York Business Corporation Law Restrictions on Business Combinations

In addition, we are subject to Section 912 of the New York Business Corporation Law, which regulates, subject to some exceptions, acquisitions of New York corporations. In general, Section 912 prohibits us from engaging in a “business combination” with an “interested shareholder” for a period of five years following the date the person becomes an interested shareholder, unless:

•	our Board of Directors approved the business combination or the transaction in which the person became an interested shareholder prior to the date the person attained this status;

•	the holders of a majority of our outstanding voting stock not beneficially owned by the interested shareholder approved the business combination at a meeting called for that purpose no earlier than five years after the interested shareholder attained this status; or

•	the business combination meets certain valuation requirements.

Section 912 defines a “business combination” to include, among others:

•	any merger or consolidation involving us and the interested shareholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to the interested shareholder of 10% or more of our assets;

•	the issuance or transfer by us of 5% or more of our outstanding stock to the interested shareholder, subject to certain exceptions;

•	the adoption of any plan or proposal for our liquidation or dissolution pursuant to any agreement with the interested shareholder;

•	any transaction involving us that has the effect of increasing the proportionate share of our stock owned by the interested shareholder; and

•	the receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us except proportionately as a shareholder.

In general, Section 912 defines an “interested shareholder” as any shareholder who beneficially owns, directly or indirectly, 20% or more of the outstanding voting stock of a corporation, or who is an affiliate or associate of such corporation and at any time within the five-year period prior to the time of determination of interested shareholder status did own 20% or more of the then outstanding voting stock of the corporation.

Bank Holding Company Act Restrictions on Acquisitions

The Bank Holding Company Act generally would prohibit any company that is not engaged in financial activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of us. “Control” is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of our voting stock. The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as us, could constitute acquisition of control of the bank holding company.

Amendment of Certificate of Incorporation and Bylaws

Amendment of our certificate of incorporation generally requires the affirmative vote of 70% of our outstanding voting stock, but amendment of the provision with respect to business combinations discussed above requires (i) approval by at least 70% of our outstanding voting stock and (ii) approval by at least 70% of our outstanding voting stock beneficially owned by stockholders other than any major stockholder. The Board of Directors has the power to amend our Bylaws without shareholder approval.

Classified Board of Directors

Our Board of Directors is divided into two classes, with directors serving terms of two years each. This structure makes it more difficult for a shareholder to replace directors through the election process, and requires two full elections to replace the entire Board of Directors.

Restrictions on Removal of Directors; Filling of Vacancies

Directors may only be removed for “cause.” Our Certificate of Incorporation defines “cause” as either (i) a felony conviction no longer subject to appeal, (ii) a final adjudication of negligent or improper conduct in the performance of the director’s duty to the Company, or (iii) a final order of removal from office no longer subject to review, duly issued by the appropriate federal banking agency. Furthermore, our Certificate of Incorporation provides that any vacancy, whether created by death, retirement, resignation, removal for cause or increase in the number of directors, shall be filled by the majority vote of the remaining directors until the next meeting of shareholders at which the election of directors is in the regular order of business.

Restrictions on the Calling of Special Meetings of Shareholders

Our Bylaws provide that special meetings of the shareholders may only be called by the President of the Company or by the Board of Directors. This provision prevents shareholders from calling meetings, including for the removal of directors.

Designation Rights of Common Stock

Our Board has the right to allot shares of common stock, and pursuant to the laws of the State of New York, the Board has the power to fix or alter, from time to time, in respect to shares then unallotted, any or all of the following: the dividend rate, the redemption price, the liquidation price, the conversion rights and the sinking or purchase fund rights of shares of any class, or of any series of any class, or the number of shares constituting any series of any class. Since our incorporation in 1984, we have issued only one class of common stock, and do not expect to allot any shares of common stock with rights different from those of our outstanding common stock.

Shareholder Protection Rights Plan

In 2006, we adopted a shareholder protection rights plan. We distributed one right (the “Rights”) for each share of common stock outstanding. In the absence of the triggering events described below, the Rights are attached to the common stock and are not exercisable. Our Board set an exercise price of $150, which was adjusted to $75 following a stock split in 2007.

The Rights become exercisable following the earlier of (1) the tenth business day, or such later date as our Board may decide, after a person or group commences a tender offer that would result in that person or group holding a total of 20% or more of our common stock, or (2) ten business days after, or such earlier or later date as our Board may decide, the announcement by us that a person or group has acquired 20% or more of the outstanding common stock.

Upon becoming exercisable, each Right will entitle the holder to purchase that number of shares of common stock having a market value of twice the exercise price. Also, if any person acquires 20% or more of the outstanding common stock, the Board can require that, in lieu of exercise, each outstanding Right be exchanged for one share of common stock. The Rights plan also has a flip over provision that permits holders of rights, other than the person or group acquiring 20% or more, to acquire equity interests in any acquisition entity that might be used for a merger with us.

Our Board may redeem the Rights at a price of $0.01 per Right at any time prior to our announcement that any person or group has acquired 20% or more of our common stock. The Rights expire August 1, 2016 unless terminated earlier by our Board.

Transfer Agent

The transfer agent for our common stock is Registrar & Transfer Company, Cranford, New Jersey.

Description of Debt Securities

General

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, referred to as the “senior indenture,” and subordinated debt securities will be issued under a separate indenture, referred to in this Section as the “subordinated indenture.” The senior indenture and the subordinated indenture are referred to in this section as the “indentures.” The senior debt securities and the subordinated debt securities are referred to in this section as the “debt securities.” The debt securities will be our direct unsecured general obligations.

This prospectus describes the general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The following briefly describes the general terms and provisions of the debt securities and the indentures. We have not restated these indentures in their entirety in this description. We have filed the forms of the indentures, including the forms of debt securities, as exhibits to the registration statement of which this prospectus is a part. We urge you to read the indentures, because they, and not this description, control your rights as holders of the debt securities. The following description of the indentures is not complete and is subject to, and qualified in its entirety by reference to, all the provisions in the respective indentures. In the summary below, we have included references to section numbers of the applicable indenture so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the indentures.

Neither indenture limits the amount of debt securities that we may issue under the indenture from time to time in one or more series. We may in the future issue debt securities under either indenture. At the date of this prospectus, we had not issued any debt securities under either indenture.

Neither indenture contains provisions that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating.

The debt securities will be our exclusive obligations. Neither indenture requires our subsidiaries to guarantee the debt securities. As a result, the holders of debt securities will generally have a junior position to claims of all creditors and depositors of our subsidiaries.

Terms of Each Series of Debt Securities Provided in the Prospectus Supplement

A prospectus supplement and any supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the form and title of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

•	the principal amount of the debt securities;

•	the denominations in which the debt securities will be issued;

•	the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

•	the currency or currency unit in which the debt securities will be paid, if not U.S. dollars;

•	any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;

•	the place where the principal of, and premium, if any, and interest on any debt securities will be payable;

•	the date or dates on which the debt securities will be issued and payable, and the principal, and premium, if any, of the debt securities;

•	the rate or rates which the debt securities will bear interest and the interest payment dates for the debt securities;

•	any mandatory or optional redemption provisions;

•	the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	any deletion from, changes of or additions to the covenants or the Events of Default (as defined below) under “Provisions in Both Indentures – Events of Default and Remedies”;

•	any changes to the terms and condition upon which the debt securities can be defeased or discharged;

•	any restriction or other provision with respect to the transfer or exchange of the debt securities;

•	the identity of any other trustee, paying agent and security registrar, if other than the trustee; and

•	any other terms of the debt securities (Section 301).

We will maintain in each place specified by us for payment of any series of debt securities an office or agency where debt securities of that series may be presented or surrendered for payment, where debt securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities of that series and the related indenture may be served (Section 1002).

Debt securities may be issued under an indenture as original issue discount securities to be offered and sold at a substantial discount below their principal amount. Material federal income tax, accounting and other considerations applicable to any such original issue discount securities will be described in any related prospectus supplement. “Original issue discount security” means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an Event of Default and the continuation thereof (Section 101).

Provisions Only in the Senior Indenture

Payment of the principal, premium, if any, and interest on the senior debt securities will rank equally in right of payment with all of our other unsecured senior debt.

Provisions Only in the Subordinated Indenture

Payment of the principal, premium, if any, and interest on the subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to prior payment in full of all of our senior indebtedness, including senior debt securities and other debt to the extent described in a prospectus supplement. (Section 1401 of the subordinated indenture).

Subordinated Debt Securities Intended to Qualify as Tier 2 Capital

Unless otherwise stated in the applicable prospectus supplement, it is currently intended that the subordinated debt securities will qualify as Tier 2 Capital under the guidelines established by the Federal Reserve for bank holding companies. The guidelines set forth specific criteria for subordinated debt to qualify as Tier 2 Capital. Among other things, the subordinated debt must:

•	be unsecured;

•	have an average maturity of at least five years;

•	be subordinated in right of payment;

•	be callable at the discretion of the issuer only after five years, provided that the issuer must receive regulatory approval to exercise the call, the issuer must not take any action that creates an expectation that the call will be exercised, and the issuer must not exercise a call unless the issuer replaces the instrument with capital of the same or better quality the conditions of which are sustainable based on the issuer’s income capacity and the issuer’s capital levels exceed the minimum capital requirements after the call is exercised;

•	not contain provisions permitting the holders of the debt to accelerate payment of principal prior to maturity except in the event of bankruptcy of the issuer;

•	not contain a dividend or coupon rate that is reset periodically based in whole or in part on the issuer’s current credit standing;

•	not contain provisions permitting the issuer of the debt to redeem the security prior to the maturity date without prior approval of the Federal Reserve; and

•	not contain provisions that would adversely affect liquidity or unduly restrict management’s flexibility to operate the organization, particularly in times of financial difficulty, such as limitations on additional secured or senior borrowings, sales or dispositions of assets or changes in control.

Provisions in Both Indentures

Consolidation, Merger or Asset Sale

Each indenture generally allows us to consolidate or merge with a domestic person, association or entity. They also allow us to sell, lease or transfer our property and assets substantially as an entirety to a domestic person, association or entity. If this happens, the remaining or acquiring person, association or entity must assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures.

However, we will only consolidate or merge with or into any other person, association or entity or sell, lease or transfer our assets substantially as an entirety according to the terms and conditions of the indentures, which require that:

•	the remaining or acquiring person, association or entity is organized under the laws of the United States, any state within the United States or the District of Columbia;

•	the remaining or acquiring person, association or entity assumes our obligations under the indentures; and

•	immediately after giving effect to the transaction, no Default or Event of Default, as defined below, shall have occurred and be continuing.

The remaining or acquiring person, association or entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor may exercise our rights and powers under the indentures, in our name or in its own name. If we sell or transfer all or substantially all of our assets, we will be released from all our liabilities and obligations under any indenture and under the debt securities. If we lease all or substantially all of our assets, we will not be released from our obligations under the indentures. (Sections 801 and 802)

Events of Default and Remedies

In the indentures, Default with respect to any series of debt securities means any event which is, or after notice or lapse of time or both would become, an Event of Default.

In the indentures, Event of Default with respect to any series of debt securities means any of the following:

•	failure to pay the principal of or any premium on any debt security of that series when due;

•	failure to pay interest on any debt security of that series for 30 days;

•	subject to certain exceptions, failure to perform any other covenant in the indenture, other than a default in a covenant the performance of which has expressly been included in the indenture solely for the benefit of one or more series of debt securities other than that series, that continues for 90 days after being given written notice as specified in the indenture;

•	our bankruptcy, insolvency or reorganization; or

•	any other Event of Default included in any indenture or supplemental indenture. (Section 501)

If an Event of Default with respect to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the outstanding debt securities of a particular series may declare the principal of all the debt securities of that series to be due and payable. When such declaration is made, such amounts will be immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of such series may rescind such declaration and its consequences if all existing Events of Default have been cured or waived, other than nonpayment of principal or interest that has become due solely as a result of acceleration. (Section 502)

Holders of a series of debt securities may not enforce the indenture or the series of debt securities, except as provided in the indenture or the series of debt securities. (Section 507) The trustee may require indemnity satisfactory to it before it enforces the indenture or such series of debt securities. (Section 603) Subject to certain limitations, the holders of a majority of the principal amount of the outstanding debt securities of a particular series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power of the trustee. (Section 512) The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders. (Section 602)

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. Further, an Event of Default under the debt securities of any series will not necessarily constitute an event of default under our other indebtedness or vice versa.

Modification of Indentures

Under each indenture, generally we and the trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority of the aggregate principal amount of the outstanding debt securities of any series affected by the modification, voting as one class. No modification of the principal or interest payment terms, no modification reducing the percentage required for modifications and no modification impairing the right to institute suit for the payment on debt securities of any series when due, is effective against any holder without its consent. (Section 902)

In addition, we and the trustee may amend the indentures without the consent of any holder of the debt securities to make certain technical changes, such as:

•	curing ambiguities or correcting defects or inconsistencies;

•	evidencing the succession of another person to us, and the assumption by that successor of our obligations under the applicable indenture and the debt securities of any series;

•	providing for a successor trustee;

•	qualifying the indentures under the Trust Indenture Act of 1939, as amended, which we refer to in this prospectus as the “Trust Indenture Act”;

•	complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded; or

•	adding provisions relating to a particular series of debt securities. (Section 901)

Discharging Our Obligations

We may choose either to discharge our obligations on the debt securities of any series in a legal defeasance, or to release ourselves from our covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time on the 91st day after we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities, conversion or exchange of debt securities, sinking fund payments and receipt of principal and interest on the original stated due dates or specified redemption dates. (Section 1302)

We may discharge our obligations on the debt securities of any series or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver an opinion of our legal counsel that the discharge will not result in holders having to recognize taxable income or loss or subject them to different tax treatment. In the case of legal defeasance, this opinion must be based on either an IRS letter ruling or change in federal tax law. We may not have a default on the debt securities discharged on the date of deposit. The discharge may not violate any of our agreements. The discharge may not result in our becoming an investment company in violation of the Investment Company Act of 1940.

Information Concerning the Indenture Trustee

Under provisions of the indentures and the Trust Indenture Act, if a trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the trustee shall either eliminate such interest or resign in the manner provided by the indentures. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with its terms and conditions.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series. (Section 610)

Each indenture contains certain limitations on the rights of the trustee thereunder, in the event that it becomes our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim, as security or otherwise. (Section 613)

The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve, the priority of the trustee’s claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities.

Each indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee shall be accompanied by a certificate of our officers and an opinion of counsel, who may be our counsel, stating that, in the opinion of the signers, we have complied with all conditions precedent to the action. (Section 102)

No Personal Liability of Officers, Directors, Employees or Shareholders

Our officers, directors, employees and shareholders will not have any liability for our obligations under the indentures or the debt securities by way of his or her status. Each holder of debt securities, by accepting a debt security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities.

Form, Denominations and Registration; Global Securities; Book Entry Only System

Unless otherwise indicated in a prospectus supplement, the debt securities of a series will be issued only in fully registered form, without coupons, in denominations of $1,000 or integral multiples thereof. (Section 302) You will not have to pay a service charge to transfer or exchange debt securities of a series, but we may require you to pay for taxes or other governmental charges due upon a transfer or exchange. (Section 305)

Unless otherwise indicated in a prospectus supplement, each series of debt securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or any successor depositary, which we call a “depositary”, and will be represented by one or more global notes registered in the name of Cede & Co., as nominee of DTC. The interests of beneficial owners in the global notes will be represented through financial institutions acting on their behalf as direct or indirect participants in DTC. See “Description of Global Securities,” for the procedures for transfer of interests in securities held in global form.

Description of Warrants

We may issue warrants to purchase debt securities or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities or common stock, or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	any applicable anti-dilution provisions;

•	any applicable redemption or call provisions;

•	the circumstances under which the warrant exercise price may be adjusted;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of the debt securities or common stock purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities or common stock will be separately transferable;

•	the principal amount of debt securities or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Description of Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities or common stock. The price of our debt securities or price per share of common stock, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•	whether the purchase contracts obligate the holder to purchase or sell, or both, our debt securities or common stock, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

Description of Units

We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of unit agreement which will be filed with the SEC in connection with the offering of such units, and, if applicable, collateral arrangements and depositary arrangements relating to such units.

GLOBAL SECURITIES

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell our securities in any of three ways (or in any combination thereof):

•	through underwriters or dealers;

•	directly to purchasers; or

•	through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

In compliance with the requirements of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum commission, discount or agency fees or other items constituting underwriting compensation that we will pay to any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL OPINIONS

The validity of the securities offered hereby will be passed upon for us by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C.

EXPERTS

The consolidated financial statements of The First of Long Island Corporation as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012, and the effectiveness of The First of Long Island Corporation’s internal control over financial reporting as of December 31, 2012, have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

1,200,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

SANDLER O’NEILL + PARTNERS, L.P.

May 4, 2016